UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SYSTEMAX INC.

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Systemax Inc.
11 Harbor Park Drive
Port Washington,
New York 11050

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 7, 2007

Dear Stockholders:

          The 2007 Annual Meeting of the Stockholders of Systemax Inc. (the "Company") will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York, on Thursday, June 7, 2007 at 2:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants.

3.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on April 26, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

           Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

          If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

           Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York
May 4, 2007

Systemax Inc.
11 Harbor Park Drive
Port Washington, New York 11050

_________________

PROXY STATEMENT

_________________

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the "Company"), for the 2007 Annual Meeting of Stockholders of the Company to be held on June 7, 2007. The notice of annual meeting, this proxy statement, the accompanying proxy and the annual report of the Company for the year ended December 31, 2006 are first being mailed on or about May 4, 2007 to stockholders of record as of the close of business on April 26, 2007. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. The Company's principal executive offices are located at 11 Harbor Park Drive, Port Washington, New York 11050.

Voting Procedures

           Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation or the Company's By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect the nominated Directors (Proposal 1) and (2) the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants (Proposal 2).

          A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

          If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted. Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors and on the ratification of the independent accountants.

          A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

          On April 26, 2007, there were outstanding and entitled to vote (excluding Company treasury shares) 35,980,976 shares of common stock of the Company entitled to one vote per share. Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

          At the meeting, seven Directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

          The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the Board of Directors reduces the number of nominees, for such other person or persons as the Board of Directors may designate.

          Each of the nominees has served as a director during the fiscal year ended December 31, 2006. If voting by proxy with respect to the election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

Nominees

           Richard Leeds, age 47, has served as Chairman and Chief Executive Officer of the Company since April 1995. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

           Bruce Leeds, age 51, has served as Vice Chairman since April 1995. Mr. Leeds served as President of International Operations from 1990 until March 2005. Mr. Leeds joined the Company after graduating from Tufts University in 1977 with a B.A. in Economics and since 1982 has served in various executive capacities.

           Robert Leeds, age 51, has served as Vice Chairman since April 1995. Mr. Leeds served as President of Domestic Operations from April 1995 until March 2005. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

           Gilbert Fiorentino, age 47, has served as a Director of the Company since May 25, 2004. Mr. Fiorentino is President and Chief Executive Officer of Tiger Direct, Inc., a company he founded in 1988. Tiger Direct became a wholly owned subsidiary of the Company in 1996. Mr. Fiorentino graduated in 1981 from the University of Miami with a BS degree in Economics and graduated in 1984 from the University of Miami Law School. He was an adjunct professor of Business Law at the University of Miami from 1985 through 1994.

           Robert D. Rosenthal, age 58, has served as a Director of the Company since July 1995. He has been the lead independent director since October 11, 2006. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors LLC, which he co-founded in 1983. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

           Stacy S. Dick, age 50, has served as a Director of the Company since November 1995. Mr. Dick became a Managing Director of Rothschild Inc. in January 2004 and has served as an executive of other entities controlled by Rothschild family interests since March 2001. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and a Ph.D. in Business Economics in 1983. He has served as an adjunct professor of finance at the Stern School of Business (NYU) since 2004.

          Ann R. Leven, age 66, has served as a Director of the Company since May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a Director of the Delaware Investment's Family of Mutual Funds since September 1989. From December 1999 to May 2003 Ms. Leven was a Director of Recoton Corporation. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATEDAS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Independence of Directors

          In the judgment of the Board of Directors, each of the following Directors of the Company meets the standards for independence required by the New York Stock Exchange and the Securities Exchange Act of 1934: Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. The Board made this determination based on (a) the absence of any of the express disqualifying criteria relating to director independence set forth in Section 303A of the Corporate Governance Rules of the New York Stock Exchange and (b) the criteria for independence required of audit committee directors by Section 10A(m)(3) of Securities Exchange Act of 1934. As a "controlled company," the Company is exempt from the New York Stock Exchange requirements (a) that listed companies have a majority of independent directors, and (b) that the members of the Compensation and Nominating/Corporate Governance Committees of listed companies be composed entirely of independent directors. A "controlled company" is defined by the New York Stock Exchange as a company of which more than 50% of the voting power is held by an individual, group or other company. The Company is a "controlled company" in that more than 50% of the voting stock of the Company, in the aggregate, is owned by certain members of the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds, each of whom is an officer and Director of the Company) and certain Leeds' family trusts (collectively, the "Leeds Group"). The members of the Leeds Group have entered into a Stockholders Agreement with respect to certain shares of Company stock they each own. See "Transactions With Related Persons" below.

Meetings of Non-Management Directors

          The New York Stock Exchange requires the "non-management directors" of a NYSE-listed company to meet at regularly scheduled executive sessions without management and to disclose in their annual proxy statements (1) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors and (2) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group.

          As all of the non-management members of the Board of Directors (all of whom are independent) constitute the Audit Committee, such executive sessions were previously held as part of regularly scheduled meetings of the Audit Committee chaired by the Audit Committee chairman. Pursuant to the terms the Shareholder Suits Settlement, the Company has agreed that the Board's independent directors shall meet separately in executive sessions, chaired by the Lead Independent Director, at least quarterly.

           Interested parties wishing to communicate directly with the Lead Independent Director or the non-management members of the Board of Directors as a group should address their inquires by mail sent to the attention of Robert D. Rosenthal, Lead Independent Director, at the Company's principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050. All communications will be promptly relayed to the appropriate recipient(s).

Corporate Ethics Policy

          The Company has adopted a Corporate Ethics Policy that applies to all employees of the Company including the Company's Chief Executive Officer, Chief Financial Officer and Controller, its principal accounting officer. The Corporate Ethics Policy is designed to deter wrongdoing and to promote honest and ethical conduct, compliance with applicable laws and regulations, full and accurate disclosure of information requiring public disclosure and the prompt reporting of Policy violations. The Company's Corporate Ethics Policy is available on the Company's website (www.systemax.com). A copy can also be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

Stockholder Communications with Directors

           Stockholders of the Company who wish to communicate with the Board or any individual Director can write to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050. Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter of your inquiry, management will forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting Director.

Director Attendance at Annual Meetings

          The Company expects each Director to attend its Annual Stockholders Meeting, unless he or she has a valid excuse such as illness or a conflict in schedules. The Company usually schedules a separate Board meeting in conjunction with the Stockholders meeting, to elect officers and discuss other Company matters. At last year's Annual Meeting, held on October 11, 2006, two of the Company's Directors were unable to attend the meeting. The Company expects all of its Directors to attend this year's Annual Meeting.

Board Meetings

           During the year 2006 the Board of Directors held two meetings, the Audit Committee held 11 meetings, the Compensation Committee held five meetings, the Nominating/Corporate Governance Committee held one meeting and the Executive Committee held no meetings. All of the Directors attended at least 75% of all of the meetings of the Board and the respective committees of the Board of which they were members.

Committees of the Board

          The Board of Directors has the following standing committees:

           Audit Committee

          The Audit Committee is appointed by the Board of Directors to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company's external auditors, and (iv) the performance of the Company's internal audit function and external auditors. It is the Audit Committee's responsibility to retain or terminate the Company's independent registered public accountants, who audit the Company's financial statements, to prepare the Audit Committee report that the Securities and Exchange Commission requires to be included in the Company's Annual Proxy Statement. (See "Report of the Audit Committee" below.) As part of its activities, the Audit Committee meets with the Company's independent registered public accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the independent registered public accountants' comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          The Board of Directors adopted an Audit Committee Charter in June 2000 which was revised in February 2003, and again in August 2006 as required by the terms of a stipulation of settlement dated May 16, 2006 relating to certain shareholder derivative suits filed in 2005 (the "Shareholder Suits Settlement"). A copy of the Audit Committee Charter is available on the Company's website, www.systemax.com, or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

          The members of the Committee are Stacy S. Dick, Robert D. Rosenthal and Ann R. Leven. Ms. Leven is the current Chairman of the Committee. All the members of the Audit Committee are non-management directors (i.e. they are neither officers nor employees of the Company). The Committee meets regularly both with and without management participation. As noted above, in the judgment of the Board of Directors, each of the members of the Audit Committee meets the standards for independence required by the rules of the Securities and Exchange Commission and New York Stock Exchange. In addition, the Board of Directors has determined that each of the members of the Audit Committee is an "audit committee financial expert" as defined by regulations of the Securities and Exchange Commission.

           Interested parties wishing to communicate directly with the Chairman of the Audit Committee or the Audit Committee as a group should address their inquires by mail to the attention of Audit Committee at the Company's principal executive office located at 11 Harbor Park Drive, Port Washington, NY 11050. All communications will be promptly relayed to the appropriate recipient(s).

           Nominating/Corporate Governance Committee

          The Nominating/Corporate Governance Committee's responsibilities include, among other things (i) identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of stockholders, (ii) identifying and recommending nominees to fill any vacancy, however created, in the Board, (iii) developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance principles (including director qualification standards, responsibilities and compensation) and periodically reviewing the code and principles. The current members of the Nominating/Corporate Governance Committee are Robert D. Rosenthal (Chairman), Stacy Dick and Ann Leven. (Pursuant to the terms of the Shareholder Suits Settlement, Richard Leeds resigned from the committee at the end of 2006.) In nominating candidates to become Board members, the Committee shall take into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates. The Committee may consider candidates proposed by management or stockholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any Director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for Director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time. Stockholders may propose candidates for Board membership by writing to Systemax Inc., Attention: Nominating/Corporate Governance Committee, 11 Harbor Park Drive, Port Washington, NY 11050 so that the nomination is received by the Company by March 31, 2008 to be considered for the 2008 Annual Meeting. Nominees proposed by stockholders will receive the same consideration as will other nominees. The Charter for the Nominating/Corporate Governance Committee was amended in August 2006 to comply with the terms of the Shareholder Suits Settlement. The Charter for the Nominating/Corporate Governance Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

           Compensation Committee

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee also approves (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock-based incentive grants. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's incentive-based and equity-based compensation plans. The Compensation Committee also prepares an annual report on executive compensation for inclusion in the annual proxy statement. (See "Compensation Committee Report to Stockholders" below.) The charter for the Compensation Committee was amended in August 2006 to comply with the terms of the Stipulation of Settlement relating to the shareholder derivative suits filed in 2005. The current members of the Compensation Committee are Stacy Dick (Chairman), Robert D. Rosenthal and Ann Leven. (Pursuant to the terms of the Shareholder Suits Settlement, Robert Leeds resigned from the committee and Ann Leven was appointed to the committee at the end of 2006.) The charter for the Compensation Committee is available on the Company's website (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

           Executive Committee

          The Executive Committee consists of the Chairman of the Board and any Vice Chairman and such other directors as may be named thereto by the Board of Directors. The current members of the Executive Committee are Messrs. Richard Leeds, Robert Leeds, Bruce Leeds and Robert D. Rosenthal (the Lead Independent Director). Among other duties as may be assigned by the Board from time to time, the Executive Committee is authorized to oversee the operations of the Company, supervise the executive officers of the Company, review and make recommendations to the Board of Directors regarding the strategic direction of the Company and review and make recommendations to the Board of Directors regarding all possible acquisitions or other significant business transactions. It is also authorized to manage the affairs of the Corporation between meetings of the Board of Directors; the Committee has all of the powers of the Board of Directors not inconsistent with any provisions of the Delaware General Corporation Law, the Company's By-Laws or other resolutions adopted by the Board but does not generally exercise such authority.

Compensation of Directors

          The Company's policy is not to pay compensation to Directors who are also employees of the Company or its subsidiaries. Through October 11, 2006 each non-employee Director was paid a fee of $25,000 per year and $2,000 for each meeting of the Board of Directors and each committee meeting in which the Director participated. In addition, the Chairman of the Audit Committee of the Board received an additional $5,000 per year. The non-employee Directors of the Company also received annually, following the annual stockholders meeting, an option to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Plan for Non-Employee Directors.

          The Company, increased the compensation paid to non-employee directors, effective as of October 12, 2006 (the date immediately following the 2006 Annual Stockholders' Meeting), such that each non-employee director will receive annual compensation as follows: $50,000 per year as base compensation, $5,000 per year for each committee of which such director is a non-chair member, $10,000 per year for each committee chair, and a grant each year of shares of Company stock (restricted for sale for two years) in an amount equal to $25,000 divided by the fair market value of such stock on the date of grant. The Lead Independent Director, currently Robert D. Rosenthal, also receives an additional $10,000 per year. In addition the Company granted to each non-employee director a one-time stock option for 5,000 shares of Company stock. The restricted stock and stock option grants were made pursuant to the 2006 Stock Incentive Plan for Non-Employee Directors, which was approved by stockholders at the 2006 Annual Stockholders' Meeting.

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2006

          The following table sets forth compensation on information regarding payments in 2006 to our non-employee directors:

-------------------------------------------------------------------------------------------------------------------------
                                                                               Change in Pension
                                                                                  Value and
                                                                                Nonqualified
                        Fees Earned                              Non-Equity      Deferred
                        or Paid in         Stock      Option    Incentive Plan  Compensation        All Other
                          Cash             Awards     Awards     Compensation     Earnings        Compensation     Total
        Name               ($)              ($)(1)      ($)(1)      ($)            ($)               ($)           ($)

        (a)                (b)              (c)         (d)         (e)            (f)               (g)           (h)
-------------------------------------------------------------------------------------------------------------------------

Ann Leven                $47,000          $25,000       $51,327      __           __                   __       $123,327

Robert D. Rosenthal      $45,000          $25,000       $51,327      __           __                   __       $121,321

Stacy Dick               $50,000          $25,000       $51,327      __           __                   __       $126,327
(1)	These columns represent the dollar amount recognized for financial reporting purposes with respect to the 2006 year for the fair value of stock awards and option awards with respect to grants in 2006. Fair values have been determined under SFAS 123R. For the stock awards, fair value was calculated using the common stock closing price on the date of grant and multiplying it by the number of shares subject to grant. In accordance with SEC rules, this amount disregards the estimate of forfeitures on service-based awards. To determine the fair values for the stock option grants, we used the Black-Scholes option valuation model with the following assumptions: risk free interest rate 4.76%, expected volatility 78.2%, and expected life 6.0 years. These awards were made pursuant to the 2006 Stock Incentive Plan for Non-Employee Directors, as described above.

The following table presents the aggregate number of outstanding stock awards held by each of our non-employee directors on December 31, 2006:

         Name:                     Stock Awards             Option Awards
         ----                      ------------             -------------
         Ann Leven                   13,000                   2,627
         Robert D. Rosenthal         11,000                  34,627
         Stacy Dick                  19,500                   2,127

REPORT OF THE AUDIT COMMITTEE *

          The Audit Committee of the Board of Directors of the Company operates under its charter, which was originally adopted by the Board of Directors in 2000 and revised in February 2003 and August 2006. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of a report thereon; they also perform limited reviews of the Company's unaudited quarterly financial statements.

          The Audit Committee's responsibility is to engage the independent registered public accountants, monitor and oversee these accounting, financial and audit processes and report its findings to the full board. It also investigates matters related to the Company's financial statements and controls as it deems appropriate. In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accountants, as well as by other experts that the Committee hires.

          The Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2006 with management, who represented that the Company's consolidated financial statements for fiscal 2006 were prepared in accordance with U.S. generally accepted accounting principles. It discussed with Ernst & Young LLP, the Company's independent registered public accountants for fiscal 2006, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"), as amended by Statement of Accounting Standards No. 90 (Audit Committee Communications). The Committee has received from Ernst & Young LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and had a discussion with Ernst & Young LLP regarding their independence.

           Based on the review of the representations of management, the discussions with management and the independent registered public accountants and the review of the Report of Ernst & Young LLP, Independent Registered Public Accounting Firm, to the Committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2006 as audited by Ernst &Young LLP be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Ann R. Leven (Chair) Stacy S. Dick Robert D. Rosenthal

__________________________

*	This section shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference.

EXECUTIVE OFFICERS

          The following table sets forth certain information with respect to the executive officers of the Company as of April 26, 2007.

   Name                      Age     Office
   ----                      ---     ------

   Richard Leeds             47      Chairman and Chief Executive Officer; Director

   Bruce Leeds               51      Vice Chairman; Director

   Robert Leeds              51      Vice Chairman; Director

   Gilbert Fiorentino        47      President and Chief Executive Officer of
                                     Tiger Direct, Inc.; Director

   Lawrence P. Reinhold      47      Executive Vice President and Chief Financial Officer

   Thomas Axmacher           47      Vice President and Controller

   Curt S. Rush              53      General Counsel and Secretary

For information on Richard Leeds, Bruce Leeds, Robert Leeds and Gilbert Fiorentino, see page 2.

           Lawrence P. Reinhold was appointed Executive Vice President and Chief Financial Officer, the principal financial officer of the Company, effective January 17, 2007*. Mr. Reinhold was a business, finance and accounting consultant in 2006. Previously he was Executive Vice President and Chief Financial Officer of Greatbatch, Inc., a publicly traded developer and manufacturer of components used in implantable medical devices from 2002 through 2005; Executive Vice President and Chief Financial Officer of Critical Path, Inc. a publicly traded communications software company in 2001; and a Managing Partner of PricewaterhouseCooopers LLP with responsibility for its Technology, Information, Communications, Media and Entertainment industry practice in the Midwestern United States from 1998 until 2000 (and held other positions at that firm from 1982 until 2000). He received his BS in Business Administration (in 1982) and his MBA (in 1987) from San Diego State University.

           Thomas Axmacher was appointed Vice President and Controller of the Company effective October 2, 2006**. He was previously Chief Financial Officer of Curative Health Services, Inc., a publicly traded health care company. He held that position from 2001 to 2006. From 1991 to 2001 Mr. Axmacher served as Vice President and Controller of that company. From 1986 to 1991 Mr. Axmacher served as Vice President and Controller of Tempo Instrument Group, an electronics manufacturer. Mr. Axmacher received a Bachelor of Science degree in Accounting in 1982 from Albany University and a Master of Business Administration degree in 1992 from Long Island University.

          Curt S. Rush has been General Counsel and Secretary of the Company since 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Prior to that he was a corporate attorney with the law firms of Shereff, Friedman, Hoffman & Goodman and Schnader, Harrison, Segal & Lewis. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated with honors from Brooklyn Law School in 1984 where he was Second Circuit Review Editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

* Steven Goldschein retired effective January 17, 2007 as the Company's Senior Vice President and Chief Financial Officer.

** Michael J. Speiller resigned effective September 29, 2006 as the Company's Vice President and Controller.

Security Ownership of Certain Beneficial Owners and Management

          The following table provides certain information regarding the beneficial ownership (1) of the Company's Common Stock as of April 26, 2007, the record date for the annual meeting, by (i) each of the Company's Directors and officers listed in the summary compensation table, (ii) all current Directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                     Amount and Nature of
  Directors and Executive Officers                   Beneficial Ownership (a)   Percent of Class
  --------------------------------                   ------------------------   ----------------

  Richard Leeds (2)                                          10,469,937             27.3%
  Bruce Leeds (3)                                             8,396,004             21.9%
  Robert Leeds (4)                                            8,396,006             21.9%
  Gilbert Fiorentino (5)                                        861,669              2.2%
  Stacy S. Dick (6)                                              21,627               *
  Robert D. Rosenthal (7)                                        45,627               *
  Ann R. Leven  (8)                                              15,627               *
  Steven M. Goldschein (9)                                      116,000               *
  All current Directors and executive officers
  of the Company (10 persons)                                25,376,789             66.2%

  Other Beneficial Owners
  of 5% or More of the Company's Voting Stock

  Dimensional Fund Advisors Inc. (10)                         2,100,586              5.5%

  (a) Amounts listed below may include shares held in partnerships or trusts that are counted in more than one individual's total.

  * less than 1%
(1)	As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)	Includes 3,136,666 shares owned by Mr. Leeds directly and 3,786,924 shares owned by the Richard Leeds 2006 GRAT. Also includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner, 235,850 shares owned by a limited partnership of which a limited liability company controlled by Mr. Leeds is the general partner, 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Richard Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(3)	Includes 3,137,166 shares owned by Mr. Leeds directly and 3,786,924 shares owned by the Bruce Leeds 2006 GRAT. Also includes 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Bruce Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(4)	Includes 2,137,168 shares owned by Mr. Leeds directly and 4,786,924 shares owned by the Robert Leeds 2006 GRAT. Also includes 977,114 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest. Mr. Leeds' mailing address is Robert Leeds c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

(5)	Includes options to acquire 561,669 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plan.

(6)	Includes options to acquire a total of 19,500 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors

(7)	Includes options to acquire a total of 11,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(8)	Includes options to acquire a total of 13,000 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(9)	Steven Goldschein retired effective January 17, 2007 as the Company's Senior Vice President and Chief Financial Officer. As of April 20, 2007 Mr. Goldschein held no outstanding Company stock options.

(10)	As disclosed by Dimensional Fund Advisors Inc. in an SEC Schedule 13G filing dated December 31, 2006. Its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that all such filing requirements for the year ended December 31, 2006 were complied with except a Form 4 that was filed after the required filing date by Richard Leeds.

Transactions With Related Persons

           Under the Company's Corporate Ethics Policy, Company Representatives (including officers, directors and all employees) are required to avoid conflicts of interest, appearances of conflicts of interest and potential conflicts of interest. A "conflict of interest" occurs when an individual's private interest interferes in any way with the interests of the Company. A conflict situation can arise when a Company Representative takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest also arise when a Company Representative, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Company Representatives cannot allow any consideration such as the receipt of gifts or financial interests in other businesses or personal or family relationships to interfere with the independent exercise of his or her business judgment and work activities to the benefit of the Company. Loans to, or guarantees of obligations of, Company Representatives are prohibited unless permitted by law and authorized by the Board of Directors or a Committee designated by the Board. If a Company Representative becomes aware of a potential conflict of interest he or she must communicate such potential conflict of interest to the Company.

          The Company's corporate approval policy requires related party transactions (specifically Company agreements, including leases, with "related parties" and sales or purchases of inventory or other Company assets by "related parties") to be approved by the Company's Audit Committee as well as the Company's CEO, CFO and General Counsel.

           Leases

          The Company currently leases its facility in Port Washington, NY from Addwin Realty Associates, an entity owned by Richard Leeds, Bruce Leeds and Robert Leeds, Directors of the Company and the Company's three senior executive officers and principal stockholders. Rent expense under this lease totaled $612,000 for the year ended December 31, 2006. The Company believes that these payments were no higher than would be paid to an unrelated lessor for comparable space.

           Stockholders Agreement

           Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a stockholders agreement pursuant to which the parties agreed to vote in favor for the nominees of the Board of Directors designated by the holders of a majority of shares of common stock held by such stockholders at the time of the Company's initial public offering of common stock (the "Shares"). In addition, the agreement prohibits the sale of the Shares without the consent of the holders of a majority of the Shares held by all parties to the agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. The agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Shares held by holders of a majority of the Shares. As of December 31, 2006, the parties to the stockholders agreement beneficially owned 24,783,300 shares of Common Stock subject to such agreement (constituting approximately 65% of the common stock outstanding).

           Pursuant to the stockholders agreement, the Company granted to the parties demand and incidental, or "piggy-back," registration rights with respect to the Shares. The demand registration rights generally provide that the holders of a majority of the Shares may require, subject to certain restrictions regarding timing and number of Shares, that the Company register under the Securities Act all or part of the Shares held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Shares under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Shares held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Shares pursuant to such agreement.

           Related Business

           Richard Leeds and Robert Leeds are minority owners of a wholesale business that sells certain products to mass merchant customers. These products are, in some instances, similar to the type of products sold by the Company. The Company believes that the sales volume of competitive products sold by this wholesale business was not significant. In 2006 the Company subleased office space to this business at an annual rent of approximately $32,000 and sold merchandise to this business totaling less than $10,000. The Company believes these transactions were made on an arms-length basis and were not in competition with the Company's business.

           Related Insurance Broker

          The son of Bruce Leeds, the Company's Vice Chairman, is an employee- in -training at an insurance brokerage firm that has represented the Company since January 2006. This brokerage firm earned approximately $386,000 in commissions from the Company in 2006. The Company believes that its transactions with this insurance brokerage firm were made on an arms-length basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Philosophy of Our Executive Compensation Programs

          The Company's executive compensation programs are designed to achieve a number of important objectives, including attracting and retaining individuals of superior ability and managerial talent, rewarding individual contributions to the achievement of the Company's business objectives, promoting integrity and good corporate governance, and motivating executive officers to manage the Company in a manner that will enhance the Company's growth and financial performance for the benefit our stockholders, customers and other constituencies.

           Compensation of the Company's executive officers is determined based primarily upon an evaluation of Company performance as it relates to three general business areas:

•	Operational and Financial Performance (utilizing standard metrics such as net sales, operating income, gross margin, earnings per share, working capital, shareholder equity and peer group comparisons)

•	Strategic Accomplishments (including growth in the business and in the value of the Company's stock and assets).

•	Corporate Governance and Oversight (encompassing legal and regulatory compliance and adherence to company policies including the timely filing of periodic reports with the SEC, the Sarbanes-Oxley Act, employment and safety laws and regulations and the Company's corporate ethics policy)

           In determining the compensation of a particular executive, consideration is given to the specific corporate responsibilities that executive is charged with as they relate to the foregoing business areas but no specific financial performance benchmarks are generally used.

Elements of Our Executive Compensation Programs

          To promote the objectives described above, our executive compensation programs typically consist of the following principal elements:

•	Base salary

•	Cash bonuses

•	Stock-based incentives (other than for the Chairman/CEO and the two Vice Chairman of the Company who are considered majority stockholders of the Company); and

•	Benefits, perquisites and other compensation

Base Salary — Salary levels generally are determined based on individual and Company performance as well as a subjective assessment of prevailing levels among the Company's competitors.

Cash Bonuses — In establishing annual bonuses, the Company considers such factors relating to the Company's overall performance and assigns such weight to each such factor as it, in its discretion, deems appropriate. The Company may also consider its assessment of each individual's contribution to the Company's performance.

Stock–Based Incentives — Stock-based incentives, at the present time consisting of (a) stock options granted at 100% of the stock's fair market value on the grant date and/or (b) restricted stock units granted subject to certain performance conditions, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to manage the Company with a view to achieving results which would increase the Company's stock price and, therefore, the return to the Company's stockholders. The number and timing of stock option grants are decided in part based on the Company's subjective assessment of prevailing levels of similar compensation among the Company's competitors. Stock option and restricted stock unit grants must be approved by the Compensation Committee of the Board of Directors, or, with respect to grantees who are not officers or directors, by the committee's designee. Richard Leeds (Chairman and CEO), Bruce Leeds (Vice Chairman) and Robert Leeds (Vice Chairman) do not receive stock options or other stock–based incentives as part of their compensation. The Messrs. Leeds are members of a family group that together owns more than 60% of the stock of the Company.

Benefits, Perquisites and Other Compensation - The Company provides various employee benefit programs to its executive officers, including medical, dental and life insurance benefits and our 401(k) plan, which includes Company contributions. The Company also provides leased cars or automobile allowances and gasoline cost reimbursement to certain executive officers and other Company managers as well as other benefits generally available to all employees. Certain Company executives also have or are entitled to receive severance payments, relocation allowances and/or change of control payments pursuant to negotiated employment agreements they have with the Company (see below). The Company does not provide to executive officers any (a) pension benefits or (b) deferred compensation under any defined contribution or other plan on a basis that is not tax-qualified.

          In 2007 the Compensation Committee of the Board of Directors established a policy requiring the forfeiting of bonuses to the managers of the Company's TigerDirect subsidiary, including Gilbert Fiorentino, TigerDirect's CEO and a Company director, in the event the Company's consolidated financial statements require restatement as a result of a material error in the financial statements of TigerDirect or any other subsidiary within the Company's Technology Products business segment.

          We have not established any policies regarding required share ownership by executives or directors or hedging and pledging of our common stock by our executives or directors.

Role of the Compensation Committee

          The Compensation Committee's responsibility is to review and approve corporate goals relevant to the compensation of the Chief Executive Officer and, after an evaluation of the Chief Executive Officer's performance in light of such goals, to set the compensation of the Chief Executive Officer. The Compensation Committee also approves, upon the recommendation of the Chief Executive Officer, (a) the annual compensation of the other executive officers of the Company, (b) the annual compensation of certain subsidiary managers, and (c) all individual stock incentive grants to other executive officers. The Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of the Company including the Company's stock-incentive based compensation plans.

Stock Option Grant Practices

          In order to avoid any impropriety or even the appearance of any impropriety with respect to the timing of equity grants, the Compensation Committee adopted the following policies in 2007:

1.	The Compensation Committee will not, except in unusual circumstances, delegate to the Company officers the authority to grant options to employees. Instead, Company management will present to the Compensation Committee in advance a list of prospective grantees with the specific number of option shares proposed to be granted to each grantee. The Compensation Committee shall then consider and if agreed, in its discretion, approve the list (with or without modification). The grant date of such options shall be the date of the Committee approves the list and the exercise price of such options shall be the NYSE closing price of the Company stock on the grant date.

2.	The Compensation Committee will be cognizant of timing the grant of options in relation to the publication of Company earnings releases and other public announcements so as to avoid any perception of "spring-loading" or "bullet- dodging," i.e. granting options just after the release of unfavorable news or before the release of favorable news. Stock option grants will not be made, generally, until after the Company has disclosed, and the market has had an opportunity to react to, material, potentially market-moving, information concerning the Company.

3.	In general, employee stock option grants will be made at fixed times each year.

Tax Deductibility Considerations

          It is our policy to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code, or the Code. Section 162(m) generally prohibits deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. Our stock incentive plans (the 1995 Long-term Stock Incentive Plan, the 1999 Long-term Stock Incentive Plan, as amended, the 1995 Stock Option Plan for Non-Employee Directors and the 2006 Stock Incentive Plan for Non-Employee Directors) are structured to permit awards under such plans to qualify as performance-based compensation and to maximize the tax deductibility of such awards. However, we reserve the discretion to pay compensation to our executive officers that may not be deductible.

Compensation of Executive Officers in 2006

          In determining the compensation of Company's Chief Executive Officer for the year 2006 and approving the annual compensation of the Company's other executive officers, the Committee considered, among other factors, the increase in Company revenues from the prior year (10.9%), the increase in income from operations from the prior year (78%), the increase in net income from the prior year (295%) and the increase in diluted earnings per share (294%). The Committee also considered the previously disclosed significant deficiencies in the Company's internal controls over financial reporting as of December 31, 2006 (see Part II, Item 9A "Controls and Procedures" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

Compensation Arrangements of Certain Executive Officers

Richard Leeds

Richard Leeds, Chairman and Chief Executive Officer of the Company, has no employment agreement. Mr. Leeds received an annual salary of $420,000 in 2006 and an annual salary of $401,092 in 2005. He received a cash bonus of $600,000 in 2006 and a cash bonus of $500,000 in 2005. Mr. Leeds received substantially the same amount of other compensation in both 2006 and 2005. He received no stock options or other stock-based incentive grants in either 2006 or 2005.

Robert Leeds

Robert Leeds, Vice Chairman of the Company, has no employment agreement. In both 2006 and 2005 Mr. Leeds received an annual salary of $389,881 and a cash bonus of $250,000. He received substantially the same amount in other compensation in 2006 and 2005. Mr. Leeds received no stock options or other stock-based incentive grants in either 2006 or 2005.

Bruce Leeds

Bruce Leeds, the Vice Chairman of the Company has no employment agreement. In both 2006 and 2005 Mr. Leeds received an annual salary of $389,881 and a cash bonus of $250,000. He received substantially the same amount in other compensation in 2006 and 2005. Mr. Leeds received no stock options or other stock-based incentive grants in either 2006 or 2005.

Gilbert Fiorentino

On October 12, 2004, the Company entered into an employment agreement with Gilbert Fiorentino, the Chief Executive Officer of its subsidiary Tiger Direct, Inc. and a director of the Company. The agreement was effective as of June 1, 2004 and expires on December 31, 2013 unless terminated sooner under the terms of the agreement. The Company may terminate the agreement without cause on 30 days' notice provided certain severance payments are made (see below).

Mr. Fiorentino's compensation consists of a base salary at the initial annual rate of $400,000 (which is increased by five percent per year subject to certain Company earnings requirements) and a performance bonus of $250,000 per year (similarly increasing annually) provided that he meets certain performance criteria previously established from time to time by the Executive Committee of the Board of Systemax. He is also eligible for an additional bonus, in the discretion of the Board. In 2006 Mr. Fiorentino received $453,923 in annual salary, a cash bonus of $950,000 and stock option awards valued at $917,438. In 2005 Mr. Fiorentino received $446,808 in annual salary, a cash bonus of $500,000 and no stock option awards. He received substantially the same in other compensation in 2006 and 2005. His cash bonus in 2006 was determined based on the increase in 2006 in the operating income (EBITDA) of the Technology Products segment of the Company as compared with 2005.

Under the terms of his employment agreement, Mr. Fiorentino is entitled to a special bonus of 0.85% of the total proceeds of a "qualified" change of control transaction upon the first occurrence of a change of control meeting certain conditions. Additional benefits include medical benefits, life insurance, an automobile and vacation. The Company has also agreed to make certain "gross up" payments if other payments to Mr. Fiorentino are deemed by the IRS to be subject to excise tax.

The vesting schedule of previously granted options was accelerated as follows: Mr. Fiorentino's option to purchase 350,000 shares of Company stock, granted on February 28, 2003, at an exercise price of $1.76 per share and his option to purchase 50,000 shares of Company stock, granted on April 1, 2003, at an exercise price of $1.95 per share both now vest at 20% per year with the first 20% vesting on October 12, 2004 (the date of execution of the employment agreement). Mr. Fiorentino also was granted new options under the Company's 1999 Long Term Stock Incentive Plan for 166,667 shares, and the agreement obligated the Company to issue additional options on 166,667 shares in each of August 2005 and 2006, at the then-fair market value. Options vest in five annual cumulative installments of 20% each.

Mr. Fiorentino also was granted, pursuant to a restricted stock unit agreement (the form of which is part of his employment agreement), 1,000,000 restricted stock units under the 1999 Long Term Stock Incentive Plan conditioned on stock holder approval and the satisfaction of certain performance conditions based on the earnings before interest, taxes, depreciation and amortization in fiscal 2004 or fiscal 2005. Such restricted stock units vested at the rate of 20% on May 31, 2005 and 10% on April 1, 2006 and each April thereafter. The restricted stock units do not reflect actual issued shares of common stock; shares are distributed within 30 days after a "Distribution Event". A Distribution Event is defined as the earliest of the date that Mr. Fiorentino is no longer employed by the Company or Tiger Direct, the date of a change of control (as defined) or January 1, 2006 for the units that vest in 2005 or the date on which any subsequent units vest for units that vest after 2005. If the Company pays dividends or makes other distributions during the term of the restricted stock agreement, however, Mr. Fiorentino has the right to receive equivalent payments under certain circumstances, but shares of Company stock shall only be distributed when there is a Distribution Event.

If Mr. Fiorentino is terminated by the Company without cause (as defined in Mr. Fiorentino's employment agreement), under most circumstances he would become vested in at least half of the restricted stock units that were awarded to him (or all of such units under certain circumstances if a "Qualified Change of Control" as, defined in the agreement, had occurred), subject to the Company's right to redeem such units.

Mr. Fiorentino is subject to a two-year non-competition covenant following termination of employment, although such period can be shortened to one year or lengthened to three years by the Company in the event of a Termination Without Cause (as defined). The Company is obligated to continue the employee's salary and certain other benefits for such non-competition period after an early termination by (a) the Company other than for cause or (b) the employee for "Good Reason" (as defined) or after the expiration of the agreement at its scheduled termination date. In the event of a Termination Without Cause by the Company or a termination by the employee for Good Reason, certain unvested restricted stock units generally vest and certain options may vest. In certain instances the Company has the right to redeem vested restricted stock units at fair market value.

Lawrence P. Reinhold

Lawrence P. Reinhold was appointed Executive Vice President and Chief Financial Officer effective January 17, 2007. The Company entered into an employment agreement with Mr. Reinhold. Under that agreement, his base salary is $400,000 and he shall be eligible for a bonus (which the agreement states is expected to be at least equal to 50% of the base salary) assuming Mr. Reinhold meets performance objectives (including the Company's financial performance objectives) established for him by the Company. He is entitled to receive four weeks vacation, a relocation allowance (not to exceed $75,000 plus the cost of temporary housing and weekly travel to his prior residence for six weeks), a car allowance of up to $1,200 per month or a company-leased car, and an option to purchase 100,000 shares of common stock pursuant to the Company's 1999 Long Term Stock Incentive Plan (vesting in four equal annual installments commencing on the first anniversary of the grant).

The agreement is terminable upon death or total disability, by the Company for "cause" (as defined) or without cause, or by the employee voluntarily for any reason or for "good reason" (as defined). In the event of termination for death, disability, cause or voluntary termination by Mr. Reinhold, the Company will owe no further payments other than as applicable under disability or medical plans, any accrued but unused vacation time (up to four weeks) and, in the event of termination for disability or death, the pro rata portion of any bonus which would otherwise be paid. If Mr. Reinhold resigns for good reason or if the Company terminates him for any reason other than disability, death or cause, he shall also receive severance payments equal to 12 months' base salary (or 24 months' base salary if termination is within 60 days prior to or one year following a "change of control," as defined), one year's base salary bonus based on his average annual bonus for the prior two years (unless he was employed for less than two years in which case he will receive a prorated bonus) and a reimbursement of costs for COBRA insurance coverage in addition to the payments paid for other terminations. The employment agreement includes customary nondisclosure and intellectual property rights provisions and non-compete/non-solicit provisions effective for one year following termination.

Steven Goldschein

Steven Goldschein retired as the Company's Senior Vice President and Chief Financial Officer effective January 17, 2007. He has agreed to remain with the Company on a part-time basis for a one-year period. The employment agreement with Mr. Goldschein was amended effective January 17, 2007 to reflect Mr. Goldschein's role as a part time employee for 12 months (not to exceed 30 hours per week) pursuant to which he shall receive during such part time employment period 105% of his prior base salary in effect on January 17, 2007. He is eligible to receive his annual bonus for the 2006 fiscal year. The amendment also provides that the non-compete period shall commence upon termination of Mr. Goldscheins's part-time employment. In 2006 Mr. Goldschein received $422,257 in annual Salary, a cash bonus of $220,000, no stock options or other stock-based incentive grants and less than $10,000 in other compensation. In 2005 he received $403,248 in annual salary, a cash bonus of $75,000, no stock options or other stock-based incentive grants and less than $10,000 in other compensation.

Compensation Committee Report to Stockholders *

The Compensation Committee of the Board of Directors of Systemax, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement, with the management of Systemax. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Systemax's proxy statement

COMPENSATION COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann Leven

__________________________

*	This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference.

Compensation Committee Interlocks and Insider Participation

          The members of the Company's Compensation Committee for fiscal year 2006 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. (Pursuant to the terms of the Shareholder Suits Settlement, Robert Leeds resigned from the committee and Ann Leven was appointed to the committee at the end of 2006.) Other than Robert Leeds, the Company employs no member of the Compensation Committee. No Director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.

SUMMARY COMPENSATION TABLE FOR 2006

          The following table sets forth the compensation earned by the Chief Executive Officer ("CEO", our principal executive officer), Chief Financial Officer ("CFO", our principal financial officer), and the three most highly compensated executive officers other than the CEO and CFO (collectively the "Named Executive Officers") for the year ended December 31, 2006:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Change in
                                                                                            Pension
                                                                                            Value and
                                                                              Non-Equity    Nonqualified
                                                                              Incentive     Deferred
                                                            Stock    Option   Plan          Compensation   All Other
        Name and Principal             Salary     Bonus     Awards    Awards  Compensation  Earnings       Compensation   Total
           Position             Year    ($)        ($)        ($)    ($) (1)    ($)            ($)             ($)         ($)

              (a)               (b)     (c)        (d)        (e)      (f)      (g)            (h)             (i)         (j)
----------------------------------------------------------------------------------------------------------------------------------

Richard Leeds                   2006   $420,000   $600,000     -        -        -              -         $27,795 (2)   $1,047,795
Chairman and Chief
Executive Officer (Principal
Executive Officer)

Steven M. Goldschein            2006   $422,257   $220,000     -        -        -              -         $23,662 (3)     $665,919
Senior Vice President and
Chief Financial Officer
(Principal Financial
Officer)

Bruce Leeds                     2006   $389,881   $250,000     -        -        -              -         $26,061 (4)     $665,942
Vice Chairman

Robert Leeds                    2006   $389,881   $250,000     -        -        -              -         $21,890 (5)     $661,771
Vice Chairmans

Gilbert Fiorentino              2006   $453,923   $950,000      -     $917,438    -              -        $37,709 (6)   $2,359,070
President and CEO of Tiger
Direct, Inc.
----------------------------------------------------------------------------------------------------------------------------------
(1)	This column represents the dollar amount recognized for financial statement purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006 as well as in prior years in accordance with SFAS 123R. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. These amounts were calculated using the Black-Scholes option-pricing model.
(2)	Includes $22,599 in auto-related expenses. Also includes certain medical insurance and other employee benefits not generally available to employees.
(3)	Includes $17,308 in auto-related expenses. Also includes Company 401K contributions and certain medical insurance and other employee benefits not generally available to employees.
(4)	Includes $20,865 in auto-related expenses. Also includes certain medical insurance and other employee benefits not generally available to employees.
(5)	Includes $16,694 in auto-related expenses. Also includes certain medical insurance and other employee benefits not generally available to employees.
(6)	Includes $22,635 in auto-related expenses. Also includes Company 401K contributions and certain medical insurance and other employee benefits not generally available to employees.

GRANTS OF PLAN-BASED AWARDS FOR IN 2006

          The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that the Company made during the fiscal year ended December 31, 2006 to each of the Named Executive Officers receiving such awards:

                                                                                        All Other
                         Estimated Future Payouts Under    Estimated Future Payouts     Stock
                               Non-Equity Incentive         Under Equity Incentive      Awards:
                                 Plan Awards                   Plan Awards
                         ------------------------------    ------------------------                  All Other
                                                                                                     Option
                                                                                                     Awards:                   Grant
                                                                                        Number of    Number of    Exercise or  Date
                                                                                        Shares of    Securities   Base Price   Fair
                                                                                        Stock or     Underlying   of Option    Value of
              Grant     Threshold  Target  Maximum  Threshold  Target  Maximum   Units  Options(1)   Awards       Option       Stock and
Name          Date       ($)        ($)      ($)       (#)       (#)     (#)       (#)     (#)        ($/Sh)      Awards(2)    Option Awards

 (a)           (b)       (c)        (d)      (e)       (f)       (g)     (h)       (i)     (j)        (k)            (l)
--------------------------------------------------------------------------------------------------------------------------------------------
Gilbert       3/22/2006                                                                  166,667     $6.80        $802,597
Fiorentino

              8/25/2006                                                                  166,667     $8.06        $973,564

--------------------------------------------------------------------------------------------------------------------------------------------
(1)	See Mr. Fiorentino's employment agreement discussion on page 14.

(2)	This column represents the fair value of the stock option on the granted dated determined in accordance with the provisions of SFAS 123R. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. These amounts were calculated using the Black-Scholes option-pricing model.

OUTSTANDING EQUITY AWARDS AT DECMBER 31, 2006

          The following table shows information regarding grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2006, including both awards subject to performance conditions and non-performance based awards, to each of the Named Executive Officers holding such awards:

-----------------------------------------------------------------------------------------------------------------------------------
                                               Option Awards                                       Stock Awards
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Equity
                                                                                                                         Incentive
                                                                                                                         Plan
                                                                                                           Equity        Awards:
                                                                                                           Incentive     Market or
                                                  Incentive                                                Plan          Payout
                                                  Plan                                                     Awards:       Value of
                                    Equity        Awards:                                      Market      Number of     Unearned
                                    Number of     Number of                        Number of   Value       Unearned      Shares,
                    Number of       Securities    Securities                       Shares or   of Shares   Shares,       Units or
                    Securities      Underlying    Underlying                       Units of    or Units    Units or      Other
                    Underlying      Unexercised   Exercised  Option                Stock       of Stock    Other Rights  Rights
                    Unexercised     Options       Unearned   Exercise  Option      That Have   That Have   That Have     That Have
                    Options (#)      (#)          Options    Price     Expiration  Not Vested  Not Vested  Not Vested    Not Vested
       Name         Exercisable    Unexercisable      (#)     ($)      Date          (#)         ($)         (#)           ($)
       (a)               (b)          (c)             (d)     (e)       (f)          (g)         (h)         (i)           (j)
-----------------------------------------------------------------------------------------------------------------------------------
Steven Goldschein     40,000 (1)                             $7.31     10/25/09

Gilbert Fiorentino    20,000 (1)                             $7.31     10/25/09

                      50,833 (1)                             $1.95      2/15/11

                      50,833 (1)                             $3.05      5/31/12

                     210,000 (2)   140,000 (2)               $1.76      2/28/13

                      30,000 (2)    20,000 (2)               $1.95       4/1/13

                     100,001 (3)    66,666 (3)               $5.65     10/11/14

                      66,668 (3)    99,999 (3)               $6.80      3/22/16

                      33,334 (3)   133,333 (3)               $8.06      8/25/16

                                                                                   700,000    $12,215,000
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(1)	Options vested 25% per year over four years from date of grant.
(2)	Options vested 20% over five years from date of grant.
(3)	Granted pursuant to Mr. Fiorentino's employment contract (see page 14). Options vest 20% per year over five years from date of grant.

OPTION EXERCISES AND STOCK VESTED IN 2006

The following table shows information regarding exercise of options to purchase Systemax common stock and vesting of stock awards by each of the Named Executive Officers whose options were exercised or awards vested during the fiscal year ended December 31, 2006:

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                                                Option Awards                                     Stock Awards

                                 Number of Shares                Value Realized       Number of Shares           Value Realized
                               Acquired on  Exercised            on Exercised        Acquired on Vesting           on Vesting
                                       (#)                            (#)                 (#)                         ($) (1)
             Name
              (a)                      (b)                            (c)                 (d)                         (e)
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Steven Goldschein                  115,000                       $432,100

Gilbert Fiorentino                                                                       100,000                     $730,000
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(1)	Value realized is based upon the closing price of the company's stock on the exercise or vesting date.

          If employment of any of our named executive officers is terminated without cause (as defined in the executive's employment agreement) in a situation not involving a change in control, the chart below sets forth the severance payments that would have been made based on a hypothetical termination date of December 31, 2006 and using the closing price of our stock on the last trading date before that date. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of the executive's employment.

Termination of Employment Without Change In Control

                                                Value of            Medical and
                      Cash Compensation    Accelerated Vesting        Other
                     (Salary and Bonus)       of Stock Awards       Benefits          Total
Name                      ($)                    ($)                  ($)              ($)
----                 ------------------    -------------------    --------------     ------

Richard Leeds              --                 --                     --                --
Bruce  Leeds               --                 --                     --                --
Robert Leeds               --                 --                     --                --
Gilbert Fiorentino   $2,807,847 (1)       $9,371,993(2)           $92,840 (3)      $12,272,680
Steven Goldschein    $  321,128 (4)             --                   --            $   321,128

          Upon a change in control, the chart below sets forth the change in control payments that would have been made based on a hypothetical change of control date of December 31, 2006 and using the closing price of our stock on the last trading date before that date. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the change of control.

Change In Control Payments

                                                       Value of              Medical and
                                                  Accelerated Vesting          Other
                        Cash Compensation            of Stock Awards         Benefits          Total
Name                         ($)                        ($)                    ($)              ($)
----                    ------------------        -------------------       ------------       -----

Richard Leeds                 --                       --                       --               --
Bruce  Leeds                  --                       --                       --               --
Robert Leeds                  --                       --                       --               --
Gilbert Fiorentino            (5)                   $12,215,000(6)             (7)              (8)
Steven Goldschein             --                       --                      --                --
(1)	Represents 2 years' salary and bonus
(2)	Represents accelerated vesting of 500,000 restricted stock units and options to purchase 66,666 shares of Company stock.
(3)	Represents 2 years' medical and other benefits.
(4)	Represents 6 months salary and 6 months pro-rated bonus.
(5)	Upon a "Qualifying Change of Control" as defined in his employment agreement, Mr. Fiorentino would receive 0.85% of "Qualifying Value" of "Qualifying Change of Control" transaction as defined in his employment agreement.
(6)	Represents accelerated vesting of 700,000 restricted stock units.
(7)	Upon a change in control, Mr. Fiorentino may be subject to certain excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended. The Company has agreed to reimburse Mr. Fiorentino for those excise taxes as well as for any income and excise taxes payable by the executives as a result of any such reimbursement capped at $6 million in the aggregate.
(8)	Total of (a) change of control payment as described in footnote (5), (b) $12,215,000 value of accelerated vesting of stock awards and (c) reimbursement of excise taxes as described in footnote (7).

Ratification of Independent Registered Public Accountants
Item 2 on Proxy Card

           Action is to be taken at the Annual Meeting to ratify the selection of Ernst &Young LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2007.

           Representatives of Ernst &Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

           Principal Accounting Fees and Services.

           Ernst & Young LLP replaced Deloitte & Touche LLP as our independent registered public accountants in December 2005. The following are the fees billed by Ernst & Young LLP and Deloitte & Touche LLP for services rendered during the fiscal years ended December 31, 2005 and 2006:

Audit and Audit-related Fees

           Ernst & Young billed the Company $2,160,982 for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2006 and its reviews of the interim financial statements included in the Company's Forms 10-Q for that fiscal year and $2,585,000 for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2005 and its interim reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year .

Tax Fees

          Tax fees included services for international tax compliance, planning and advice. Ernst &Young LLP provided no tax related services to the Company in 2006. Deloitte & Touche LLP billed the Company for professional services rendered for tax compliance, planning and advice for the fiscal year ended December 31, 2005 an aggregate of $116,000.

All Other Fees

          No other fees were billed by Ernst & Young LLP or by Deloitte & Touche LLP for the year ended December 31, 2006. Other fees of $5,000 were billed by Ernst & Young LLP for the year ended December 31, 2005.

          The Audit Committee is responsible for approving every engagement of the Company's independent registered public accountants to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before such accountants can be engaged to provide those services. The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Ernst & Young LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor's independence.

           Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of different independent registered public accountants at any time during the year or thereafter if it determines that such a change would be in the best interests of the Company and its stockholders.

Change of Accountants

          On November 7, 2005, the company then serving as our certifying accountant, Deloitte & Touche LLP, notified our chief financial officer that it would not stand for re-appointment as the Company's independent registered public accountant for the year ending December 31, 2005, stating that the client-auditor relationship would cease upon our filing our Form 10-K/A for the fiscal year ended December 31, 2004.

           During the two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005: (i) there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) as described in the paragraph below. In addition, Deloitte & Touche's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, the 2003 report of Deloitte & Touche issued in connection with the 2003 Form 10-K/A contained an explanatory paragraph which addressed the restatement of such year's consolidated financial statements for the correction of an error.

           During the two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005, the following reportable events occurred which caused our auditors to significantly increase the scope of their audit work: (i) An investigation was conducted in 2004 of certain possible irregularities committed by former employees of a subsidiary of the Company in connection with a promotional program; (ii) Deloitte & Touche issued a material weakness letter to us, as previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2004, which addressed (together with material weaknesses identified by management related to errors at the Company's United Kingdom subsidiary which gave rise to the restatement referred to in the prior paragraph) the dependency on back end detective controls to overcome system shortcomings and inadequate financial controls, communication and authority on the part of our management over the Company's operating subsidiaries; and (iii) the restatement of our consolidated financial statements for our years ended December 31, 2004, 2003 and 2002 which resulted principally from the discovery of errors in accounting for inventory at our Tiger Direct subsidiary as to 2004 and the timing of revenue recognition as it relates to all years.

           These matters were discussed in detail among management, the audit committee and our independent registered public accountants. The Company authorized Deloitte & Touche to respond fully to inquiries of the successor accountant concerning the subject matter of the material weakness.

          We provided Deloitte & Touche with a copy of the above disclosures and requested that Deloitte & Touche furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements made by the Company. We received such letter on November 16, 2005.

          On December 9, 2005, the Company, by action of the audit committee of the Board of Directors, engaged Ernst & Young LLP as its independent registered public accounting firm to audit the Company's consolidated financial statements. The Company did not, during the two most recent fiscal years and any subsequent interim period prior to engaging Ernst & Young LLP, consult with Ernst & Young LLP regarding any matters referred to in either paragraph 304(2)(i) or (ii) of Item 304 of Regulation S-K.

Vote Required for Approval

           Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the issue. There are no rights of appraisal or dissenter's rights as a result of a vote on this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2007, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

ADDITIONAL MATTERS

Solicitation of Proxies

          The cost of soliciting proxies for the 2007 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, Directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

          The Annual Report of the Company for the year ended December 31, 2006 will be first mailed to all stockholders with this proxy statement.

Stockholder Proposals

           Stockholder proposals intended to be presented at an annual meeting, including proposals for the nomination of Directors, must be received by March 31, 2008, to be considered for the 2008 Annual Meeting. Stockholders proposals should be mailed to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050.

Other Matters

          The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT PROVIDED WITH THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 11 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations or via email to investinfo@systemax.com.

Available Information

          The Company maintains an internet web site at www.systemax.com. The Company files reports with the Securities and Exchange Commission and makes available free of charge on or through this web site its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including all amendments to those reports. These are available as soon as is reasonably practicable after they are filed with the SEC. All reports mentioned above are also available from the SEC's web site (www.sec.gov). The information on the Company's web site or any report the Company files with, or furnishes to, the SEC is not part of this proxy statement.

          The Company's Board of Board of Directors has adopted the following corporate governance documents (the "Corporate Governance Documents"):

• • • • •	Corporate Ethics Policy for officers, directors and employees
Charter for the Audit Committee of the Board of Directors
Charter for the Compensation Committee of the Board of Directors
Charter for the Nominating/Corporate Governance Committee of the Board of Directors
Corporate Governance Guidelines and Principles

          In accordance with the corporate governance rules of the New York Stock Exchange, each of the Corporate Governance Documents is available on the Company's Company web site (www.systemax.com) or can be obtained by writing to Systemax Inc., Attention: Board of Directors (Corporate Governance), 11 Harbor Park Drive, Port Washington, NY 11050.

SYSTEMAX INC.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Curt Rush and Thomas Axmacher, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on June 7, 2007, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

           This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SYSTEMAX INC.

June 7, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN THE BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

[ ] [ ] [ ]	FOR ALL NOMINEES AGAINST ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) ( ) ( ) ( ) ( ) ( ) ( )	NOMINEES: Richard Leeds Bruce Leeds Robert Leeds Gilbert Fiorentino Robert Rosenthal Stacy S. Dick Ann R. Leven

INSTRUCTION:	To vote against any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to vote against, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   [  ]

2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2007.
For [  ]     Against [  ]      Abstain [  ]

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Signature of Stockholder Date	Signature of Stockholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.